Exhibit 99.1

Contacts:	Kraft Heinz Media Team	Anne-Marie Megela (investors)
	media@kraftheinz.com	Anne-Marie.Megela@kraftheinz.com

KRAFT HEINZ REPORTS THIRD QUARTER 2026 RESULTS;
UPDATES 2026 FULL YEAR OUTLOOK
Third Quarter Highlights
•Net sales decreased 2.0%; Organic Net Sales(1) decreased 1.1%
•Gross profit margin increased 60 basis points to 32.5%; Adjusted Gross Profit Margin(1) decreased 40 basis points to 31.9%
•Operating income decreased 14.6% to $0.9 billion; Adjusted Operating Income(1) decreased 15.2% to $0.9 billion
•Year-to-date net cash provided by operating activities was $3.0 billion, down 4.1%; Free Cash Flow(1) was $2.4 billion, down 5.2%; and Free Cash Flow Conversion(1) increased 11pp to 120%
•Year-to-date return of capital to stockholders was $1.4 billion

PITTSBURGH & CHICAGO – Nov. 4, 2026 – The Kraft Heinz Company (NYSE: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the third quarter of 2026.

“Our 2026 operating plan to turn around the U.S. business and accelerate growth internationally is on track,” said Steve Cahillane, CEO of Kraft Heinz. “Relative to last year, our market share, sales, and volume trends are improving in every region. We are increasingly meeting consumers where they are, and giving them more reasons to choose our brands.”

Cahillane concluded, “As we approach the end of the year, we are raising the low end of our Organic Net Sales outlook, reflecting the momentum we have built. That progress is supported by a strong balance sheet, which gives us the flexibility to keep investing in our brands and our people.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	September 26, 2026	September 27, 2025	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$4,485	$4,641	(3.4)%	(3.2)%	(0.8) pp	(2.4) pp
Europe and Pacific Developed Markets	910	964	(5.6)%	(1.3)%	(0.4) pp	(0.9) pp
Emerging Markets	720	632	13.8%	15.6%	7.2 pp	8.4 pp
Kraft Heinz	$6,115	$6,237	(2.0)%	(1.1)%	0.0 pp	(1.1) pp

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	September 26, 2026	September 27, 2025	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Nine Months Ended
North America	$13,569	$13,886	(2.3)%	(2.4)%	0.2 pp	(2.6) pp
Europe and Pacific Developed Markets	2,757	2,813	(2.0)%	(0.9)%	0.0 pp	(0.9) pp
Emerging Markets	2,098	1,889	11.1%	10.0%	5.8 pp	4.2 pp
Kraft Heinz	$18,424	$18,588	(0.9)%	(0.9)%	0.8 pp	(1.7) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Nine Months Ended
	September 26, 2026	September 27, 2025	% Chg vs PY	September 26, 2026	September 27, 2025	% Chg vs PY
Gross profit	$1,988	$1,990	(0.1)%	$6,235	$6,237	—%
Operating income/(loss)	875	1,025	(14.6)%	(4,411)	(5,753)	23.3%
Net income/(loss)	536	613	(12.6)%	(4,125)	(6,496)	36.5%
Net income/(loss) attributable to common shareholders	544	615	(11.5)%	(4,118)	(6,497)	36.6%
Diluted EPS	$0.46	$0.52	(11.5)%	$(3.47)	$(5.47)	36.6%

Adjusted EPS(1)	0.53	0.61	(13.1)%	1.67	1.92	(13.0)%
Adjusted Operating Income(1)	$939	$1,106	(15.2)%	$3,038	$3,581	(15.2)%

Q3 2026 Financial Summary
•Net sales decreased 2.0 percent versus the year-ago period to $6.1 billion, including a 0.3 percentage point unfavorable impact from foreign currency and a 0.6 percentage point unfavorable impact from divestitures. Organic Net Sales(1) decreased 1.1 percent versus the prior year period. Price was flat, with positive price in the Emerging Markets segment offsetting negative price in both the North America and Europe and Pacific Developed Markets segments. Volume/mix declined 1.1 percentage points versus the prior year period, with declines in North America and Europe and Pacific Developed Markets segments, partially offset by growth in the Emerging Markets segment. The unfavorable volume/mix impact was primarily driven by declines in North America across meats, sauces, and refreshment beverages, in addition to an approximate 80 basis point headwind from inventory pull forward into the second quarter.
•Operating Income/(Loss) of $0.9 billion decreased 14.6 percent versus the year-ago period, primarily due to increased inflationary pressures in procurement and logistics costs, higher variable compensation expense, non-cash impairment losses that were $37 million higher in the current year period, unfavorable volume/mix, and increased advertising expenses. These unfavorable impacts more than offset efficiency initiatives and favorable changes in unrealized losses/(gains) on commodity hedges. Adjusted Operating Income(1) decreased 15.2 percent versus the year-ago period to $0.9 billion, primarily due to inflationary pressures in procurement and logistics costs, higher variable compensation expense, unfavorable volume/mix, and increased advertising expenses. These unfavorable impacts more than offset efficiency initiatives.
•Diluted EPS decreased 11.5 percent versus the prior year period to $0.46. This decrease was primarily due to the unfavorable changes in operating income discussed above. Adjusted EPS(1) was $0.53, down 13.1 percent versus the prior year period, primarily driven by lower Adjusted Operating Income and unfavorable changes in other expense/(income). These impacts were partially offset by lower interest expense and lower taxes on adjusted earnings, primarily due to the impact of certain discrete deferred tax adjustments and a more favorable geographic mix of pre-tax income in various non-U.S. jurisdictions.
•Net cash provided by/(used for) operating activities was $3.0 billion, down 4.1 percent versus the year-ago period. This decrease was driven by lower Adjusted Operating Income, partially offset by favorable changes in working capital. The changes in working capital were driven by favorable changes in accounts payable, which were partially offset by higher cash outflows for inventory related to stock rebuilding and increased input costs, and higher cash outflows for advertising. Free Cash Flow(1) was $2.4 billion, down 5.2 percent versus the prior year period, driven by the same net cash provided by/(used for) operating activities discussed above.
•Capital Return: Year to date, the Company has paid $1.4 billion in cash dividends. The Company’s strong cash flow profile supports disciplined capital allocation across all priorities including investing in the business, sustaining the dividend, and reducing debt. This financial flexibility is viewed by the Company as a competitive advantage. The Company did not repurchase any shares under its publicly announced share repurchase program.

Outlook
For fiscal year 2026, the Company is updating its outlook. The Company now expects:

•Organic Net Sales(1)(2) down 0.5 percent to down 1.25 percent versus the prior year. This outlook includes an approximate 100 basis point impact from incremental SNAP headwinds.

•Constant Currency Adjusted Operating Income(1)(2) down 16 percent to down 18 percent versus the prior year. This outlook contemplates Adjusted Gross Profit Margin(1)(2) that is now expected to be at the low end of the previously provided range of down 10 basis points to down 50 basis points versus the prior year, incremental investments of approximately $700 million compared to 2025, and an approximate 500 basis point headwind from lapping lower incentive compensation.

•Adjusted EPS(1)(2) is now expected to be in the range of $2.07 to $2.13. Additionally, the Company expects an effective tax rate on Adjusted EPS of approximately 23.5%, interest expense of approximately $890 million, and other expense/(income) of approximately $210 million of income for the full year.
•Free Cash Flow Conversion(1)(2) of approximately 110 percent.

Current and Prior Outlook:
	Current Outlook	Prior Outlook
Organic Net Sales	(1.25)% to (0.5)%	(2)% to (0.5)%
Constant Currency Adjusted Operating Income	(18)% to (16)%	(18)% to (16)%
Adjusted Gross Profit Margin	Low End of (50)bps to (10)bps	(50)bps to (10)bps
Adjusted EPS	$2.07 to $2.13	$2.03 to $2.09
Effective Tax Rate on Adjusted EPS	~23.5%	~24.5%
Interest Expense	~$890M	~$890M
Other Expense/(Income)	~$(210)M	~$(200)M
Free Cash Flow Conversion	~110%	~110%

End Notes
(1)Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)Guidance for Organic Net Sales, Adjusted Gross Profit Margin, Constant Currency Adjusted Operating Income, Adjusted EPS, Free Cash Flow, and Free Cash Flow Conversion is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, separation costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, equity award compensation expense, nonmonetary currency devaluation, and debt prepayment and extinguishment (benefit)/costs, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's third quarter 2026 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question-and-answer session beginning today at 9:00 a.m. Eastern Standard Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.
ABOUT THE KRAFT HEINZ COMPANY
Kraft Heinz (NYSE: KHC) is one of the world’s largest food and beverage companies, with approximately $25 billion in net sales in 2025 and a portfolio of iconic brands enjoyed by consumers in more than 40 countries. By investing in our capabilities and brands, including Heinz, Kraft, Philadelphia, Primal Kitchen, and Lunchables, we are unlocking the full power of our portfolio. We deliver high-quality, great-tasting, and affordable food for the consumers of today, while shaping the future of food. Learn more at www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “accelerate,” “anticipate,” “believe,” “commit,” “continue,” “expect,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.

Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to effect the previously announced separation of Kraft Heinz into two independent publicly traded companies and to meet the conditions related thereto, including obtaining applicable regulatory approvals, if work related to the separation is resumed; negative effects of the announcement pendency of the separation, including the current pause on work related to the separation, on the market price of the Company’s securities and/or on the Company’s financial performance; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company's largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the impact of the Company’s share repurchases or any change in the Company’s share repurchase activity; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts (including the ongoing conflicts in the Middle East), unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, the imposition of increased or new tariffs, instability in financial institutions, general economic slowdown, recession, or a potential U.S. federal government shutdown); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (“SEC”). The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

We use our investor relations website, ir.kraftheinzcompany.com, as a routine channel for distribution of important, and often material, information about Kraft Heinz, including quarterly and annual earnings results and presentations, press releases and other announcements, webcasts, analyst presentations, investor days, sustainability initiatives, financial information, and corporate governance practices, as well as archives of past presentations and events. We encourage you to follow our investor relations website in addition to our filings with the SEC to receive timely information about the Company. The information on our website is not part of this press release and shall not be deemed to be incorporated by reference into any filings we make with the SEC.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income/(Loss), Adjusted EPS, Free Cash Flow, and Net Leverage which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), operating income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow and Net Leverage provide measures of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and are factors used in determining the Company’s borrowing capacity and the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.

Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.
Adjusted Operating Income is defined as operating income/(loss) excluding, when they occur, the impacts of restructuring activities, deal costs, separation costs, unrealized gains/(losses) on commodity hedges (the unrealized gains and losses are recorded in general corporate expenses until realized; once realized, the gains and losses are recorded in the applicable segment’s operating results), impairment losses, and certain non-ordinary course legal and regulatory matters. The Company also presents Adjusted Operating Income on a constant currency basis (Constant Currency Adjusted Operating Income). The Company calculates the impact of currency on Adjusted Operating Income by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, separation costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales.
Net Leverage is defined as debt less cash, cash equivalents and short-term investments divided by Adjusted EBITDA. Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income, restructuring activities, deal costs, separation costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities).
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales	$6,115	$6,237	$18,424	$18,588
Cost of products sold	4,127	4,247	12,189	12,351
Gross profit	1,988	1,990	6,235	6,237
Selling, general and administrative expenses, excluding impairment losses	1,041	930	3,209	2,689
Goodwill impairment losses	69	35	2,510	6,729
Intangible asset impairment losses	3	—	4,927	2,572
Selling, general and administrative expenses	1,113	965	10,646	11,990
Operating income/(loss)	875	1,025	(4,411)	(5,753)
Interest expense/(income)	210	240	415	709
Other expense/(income)	(39)	(22)	(164)	(120)
Income/(loss) before income taxes	704	807	(4,662)	(6,342)
Provision for/(benefit from) income taxes	168	194	(537)	154
Net income/(loss)	536	613	(4,125)	(6,496)
Net income/(loss) attributable to noncontrolling interest	(8)	(2)	(7)	1
Net income/(loss) attributable to common shareholders	$544	$615	$(4,118)	$(6,497)

Basic shares outstanding	1,186	1,184	1,186	1,188
Diluted shares outstanding	1,192	1,186	1,186	1,188

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.46	$0.52	$(3.47)	$(5.47)
Diluted earnings/(loss) per share	0.46	0.52	(3.47)	(5.47)

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 26, 2026
North America	$4,485	$(8)	$—	$4,493
Europe and Pacific Developed Markets	910	(2)	—	912
Emerging Markets	720	16	—	704
Kraft Heinz	$6,115	$6	$—	$6,109

September 27, 2025
North America	$4,641	$—	$—	$4,641
Europe and Pacific Developed Markets	964	—	41	923
Emerging Markets	632	23	—	609
Kraft Heinz	$6,237	$23	$41	$6,173

Year-over-year growth rates
North America	(3.4)%	(0.2) pp	0.0 pp	(3.2)%	(0.8) pp	(2.4) pp
Europe and Pacific Developed Markets	(5.6)%	(0.1) pp	(4.2) pp	(1.3)%	(0.4) pp	(0.9) pp
Emerging Markets	13.8%	(1.8) pp	0.0 pp	15.6%	7.2 pp	8.4 pp
Kraft Heinz	(2.0)%	(0.3) pp	(0.6) pp	(1.1)%	0.0 pp	(1.1) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 26, 2026
North America	$13,569	$12	$—	$13,557
Europe and Pacific Developed Markets	2,757	90	—	2,667
Emerging Markets	2,098	87	—	2,011
Kraft Heinz	$18,424	$189	$—	$18,235

September 27, 2025
North America	$13,886	$—	$—	$13,886
Europe and Pacific Developed Markets	2,813	—	123	2,690
Emerging Markets	1,889	61	—	1,828
Kraft Heinz	$18,588	$61	$123	$18,404

Year-over-year growth rates
North America	(2.3)%	0.1 pp	0.0 pp	(2.4)%	0.2 pp	(2.6) pp
Europe and Pacific Developed Markets	(2.0)%	3.2 pp	(4.3) pp	(0.9)%	0.0 pp	(0.9) pp
Emerging Markets	11.1%	1.1 pp	0.0 pp	10.0%	5.8 pp	4.2 pp
Kraft Heinz	(0.9)%	0.7 pp	(0.7) pp	(0.9)%	0.8 pp	(1.7) pp

				Schedule 4
The Kraft Heinz Company Reconciliation of Operating Income/(Loss) to Adjusted Operating Income (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Operating income/(loss)	$875	$1,025	$(4,411)	$(5,753)
Restructuring activities	7	6	38	10
Unrealized losses/(gains) on commodity hedges	(39)	23	(116)	6
Impairment losses	72	35	7,437	9,301
Separation costs	24	17	90	17
Adjusted Operating Income	$939	$1,106	$3,038	$3,581

Segment Adjusted Operating Income:
North America	$911	$1,018	$2,873	$3,292
Europe and Pacific Developed Markets	96	143	380	435
Emerging Markets	81	66	256	236
Total Segment Adjusted Operating Income	1,088	1,227	3,509	3,963
General corporate expenses	(149)	(121)	(471)	(382)
Adjusted Operating Income	$939	$1,106	$3,038	$3,581

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted Operating Income to Constant Currency Adjusted Operating Income For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted Operating Income	Currency	Constant Currency Adjusted Operating Income
September 26, 2026
North America	$911	$(2)	$913
Europe and Pacific Developed Markets	96	(1)	97
Emerging Markets	81	1	80
General corporate expenses	(149)	2	(151)
Kraft Heinz	$939	$—	$939

September 27, 2025
North America	$1,018	$—	$1,018
Europe and Pacific Developed Markets	143	—	143
Emerging Markets	66	7	59
General corporate expenses	(121)	—	(121)
Kraft Heinz	$1,106	$7	$1,099

Year-over-year growth rates
North America	(10.5)%	(0.2) pp	(10.3)%
Europe and Pacific Developed Markets	(32.8)%	(0.4) pp	(32.4)%
Emerging Markets	22.5%	(13.1) pp	35.6%
General corporate expenses	24.0%	(0.5) pp	24.5%
Kraft Heinz	(15.2)%	(0.6) pp	(14.6)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted Operating Income to Constant Currency Adjusted Operating Income For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted Operating Income	Currency	Constant Currency Adjusted Operating Income
September 26, 2026
North America	$2,873	$2	$2,871
Europe and Pacific Developed Markets	380	11	369
Emerging Markets	256	9	247
General corporate expenses	(471)	(5)	(466)
Kraft Heinz	$3,038	$17	$3,021

September 27, 2025
North America	$3,292	$—	$3,292
Europe and Pacific Developed Markets	435	—	435
Emerging Markets	236	17	219
General corporate expenses	(382)	—	(382)
Kraft Heinz	$3,581	$17	$3,564

Year-over-year growth rates
North America	(12.7)%	0.1 pp	(12.8)%
Europe and Pacific Developed Markets	(12.6)%	2.6 pp	(15.2)%
Emerging Markets	8.1%	(5.0) pp	13.1%
General corporate expenses	23.6%	1.4 pp	22.2%
Kraft Heinz	(15.2)%	0.0 pp	(15.2)%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 26, 2026
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense/(income)	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$1,988	$1,113	$875	$210	$(39)	$704	$168	$536	$(8)	$544	$0.46
Items Affecting Comparability
Restructuring activities	1	(6)	7	—	—	7	1	6	—	6	0.01
Unrealized losses/(gains) on commodity hedges	(39)	—	(39)	—	—	(39)	(10)	(29)	—	(29)	(0.02)
Impairment losses	—	(72)	72	—	—	72	—	72	—	72	0.06
Separation costs	—	(24)	24	—	—	24	7	17	—	17	0.01
Losses/(gains) on sale of business	—	—	—	—	(2)	2	—	2	—	2	—
Nonmonetary currency devaluation	—	—	—	—	(18)	18	—	18	—	18	0.01
Debt prepayment and extinguishment (benefit)/costs	—	—	—	(1)	(1)	2	1	1	—	1	—
Adjusted Non-GAAP Results	$1,950		$939					$623			$0.53

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 27, 2025
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense/(income)	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$1,990	$965	$1,025	$240	$(22)	$807	$194	$613	$(2)	$615	$0.52
Items Affecting Comparability
Restructuring activities	2	(4)	6	—	2	4	5	(1)	—	(1)	—
Unrealized losses/(gains) on commodity hedges	23	—	23	—	—	23	5	18	—	18	0.02
Impairment losses	—	(35)	35	—	—	35	—	35	—	35	0.03
Separation costs	—	(17)	17	—	—	17	4	13	—	13	0.01
Losses/(gains) on sale of business	—	—	—	—	(44)	44	—	44	—	44	0.04
Nonmonetary currency devaluation	—	—	—	—	(5)	5	—	5	—	5	—
Certain significant discrete income tax items	—	—	—	—	—	—	6	(6)	—	(6)	(0.01)
Adjusted Non-GAAP Results	$2,015		$1,106					$721			$0.61

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 26, 2026
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense/(income)	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$6,235	$10,646	$(4,411)	$415	$(164)	$(4,662)	$(537)	$(4,125)	$(7)	$(4,118)	$(3.47)
Items Affecting Comparability
Restructuring activities	31	(7)	38	—	45	(7)	(2)	(5)	—	(5)	—
Unrealized losses/(gains) on commodity hedges	(116)	—	(116)	—	—	(116)	(29)	(87)	—	(87)	(0.07)
Impairment losses	—	(7,437)	7,437	—	—	7,437	1,153	6,284	—	6,284	5.30
Separation costs	—	(90)	90	—	—	90	22	68	—	68	0.05
Losses/(gains) on sale of business	—	—	—	—	1	(1)	26	(27)	—	(27)	(0.02)
Nonmonetary currency devaluation	—	—	—	—	(34)	34	—	34	—	34	0.02
Debt prepayment and extinguishment costs	—	—	—	264	(38)	(226)	(56)	(170)	—	(170)	(0.14)
Adjusted Non-GAAP Results	$6,150		$3,038					$1,972			$1.67

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 27, 2025
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense/(income)	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$6,237	$11,990	$(5,753)	$709	$(120)	$(6,342)	$154	$(6,496)	$1	$(6,497)	$(5.47)
Items Affecting Comparability
Restructuring activities	1	(9)	10	—	(8)	18	9	9	—	9	0.01
Unrealized losses/(gains) on commodity hedges	6	—	6	—	—	6	1	5	—	5	—
Impairment losses	—	(9,301)	9,301	—	—	9,301	626	8,675	—	8,675	7.30
Separation costs	—	(17)	17	—	—	17	4	13	—	13	0.01
Losses/(gains) on sale of business	—	—	—	—	(44)	44	—	44	—	44	0.04
Nonmonetary currency devaluation	—	—	—	—	(26)	26	—	26	—	26	0.02
Certain significant discrete income tax items	—	—	—	—	—	—	(10)	10	—	10	0.01
Adjusted Non-GAAP Results	$6,244		$3,581					$2,286			$1.92

			Schedule 11
The Kraft Heinz Company Adjusted Gross Profit Margin (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Adjusted Gross Profit	$1,950	$2,015	$6,150	$6,244
Net sales	6,115	6,237	18,424	18,588

Adjusted Gross Profit Margin	31.9%	32.3%	33.4%	33.6%

		Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	September 26, 2026	September 27, 2025	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.62	$0.72	$(0.10)
Interest expense/(income)	(0.14)	(0.16)	0.02
Other expense/(income)	0.04	0.05	(0.01)
Effective tax rate	0.01	—	0.01
Adjusted EPS	$0.53	$0.61	$(0.08)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended September 26, 2026 and September 27, 2025.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended September 26, 2026 and September 27, 2025.

		Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Nine Months Ended
	September 26, 2026	September 27, 2025	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$1.91	$2.24	$(0.33)
Interest expense/(income)	(0.43)	(0.44)	0.01
Other expense/(income)	0.12	0.12	—
Effective tax rate	0.07	—	0.07
Adjusted EPS	$1.67	$1.92	$(0.25)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.12 for the nine months ended September 26, 2026 and September 27, 2025.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.02 for the nine months ended September 26, 2026 and September 27, 2025.

	Schedule 14
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	September 26, 2026	December 27, 2025
ASSETS
Cash and cash equivalents	$1,888	$2,615
Trade receivables, net	2,211	2,254
Inventories	3,415	3,167
Prepaid expenses	276	291
Marketable securities	16	1,060
Other current assets	841	588
Assets held for sale	16	152
Total current assets	8,663	10,127
Property, plant and equipment, net	7,179	7,318
Goodwill	19,649	22,179
Intangible assets, net	32,328	37,529
Other non-current assets	4,409	4,633
TOTAL ASSETS	$72,228	$81,786
LIABILITIES AND EQUITY
Current portion of long-term debt	$918	$1,908
Accounts payable	4,784	4,308
Accrued marketing	902	801
Interest payable	241	298
Other current liabilities	1,647	1,455
Liabilities held for sale	—	8
Total current liabilities	8,492	8,778
Long-term debt	17,085	19,311
Deferred income taxes	7,810	9,022
Accrued postemployment costs	128	131
Long-term deferred income	1,278	1,321
Other non-current liabilities	1,345	1,434
TOTAL LIABILITIES	36,138	39,997
Redeemable noncontrolling interest	13	12
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	49,937	51,287
Retained earnings/(deficit)	(8,747)	(4,629)
Accumulated other comprehensive income/(losses)	(2,526)	(2,370)
Treasury stock, at cost	(2,701)	(2,636)
Total shareholders' equity	35,975	41,664
Noncontrolling interest	102	113
TOTAL EQUITY	36,077	41,777
TOTAL LIABILITIES AND EQUITY	$72,228	$81,786

	Schedule 15
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Nine Months Ended
	September 26, 2026	September 27, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$(4,125)	$(6,496)
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	768	717
Divestiture-related license income	(39)	(39)
Equity award compensation expense	76	70
Deferred income tax provision/(benefit)	(1,159)	(488)
Postemployment benefit plan contributions	(11)	(11)
Goodwill and intangible asset impairment losses	7,437	9,301
Nonmonetary currency devaluation	34	26
Loss/(gain) on sale of business	(1)	44
Loss/(gain) on extinguishment of debt	(264)	—
Other items, net	(149)	13
Changes in current assets and liabilities:
Trade receivables	14	(53)
Inventories	(366)	(205)
Accounts payable	618	312
Other current assets	(149)	(188)
Other current liabilities	276	83
Net cash provided by/(used for) operating activities	2,960	3,086
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(599)	(596)
Purchases of marketable securities	(105)	(1,358)
Proceeds from sale of marketable securities	1,157	354
Proceeds from sale of business, net of cash disposed and working capital adjustments	146	9
Other investing activities, net	52	(19)
Net cash provided by/(used for) investing activities	651	(1,610)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(3,982)	(677)
Proceeds from issuance of long-term debt	1,152	1,620
Dividends paid	(1,423)	(1,424)
Repurchases of common stock	(79)	(435)
Other financing activities, net	(89)	153
Net cash provided by/(used for) financing activities	(4,421)	(763)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(24)	52
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(834)	765
Balance at beginning of period	2,944	1,486
Balance at end of period	$2,110	$2,251

	Schedule 16
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Nine Months Ended
	September 26, 2026	September 27, 2025
Net cash provided by/(used for) operating activities	$2,960	$3,086
Capital expenditures	(599)	(596)
Free Cash Flow	$2,361	$2,490

Adjusted Net Income/(Loss)	$1,972	$2,286
Free Cash Flow Conversion	120%	109%